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NAME OF SUBSIDIARY:                                 STATE/COUNTRY OF
                                                    INCORPORATION:

DCW Holding, Inc.                                   Oklahoma

  Del City Wire Co., Inc.                           Oklahoma

  American Terminal Co. (Inactive)                  Oklahoma

Gardner Bender, Inc.                                Wisconsin

  Ancor Products, Inc.                              California

  New England Controls, Inc.                        Connecticut

  Calterm Taiwan, Inc.                              Nevada

  Grupo Industrial Baja Tec S.A. de C.V.            Mexico

  AIC (Hong Kong) Ltd.                              Hong Kong

Applied Power Investments II, Inc.                  Nevada

Columbus Manufacturing, LLC                         Wisconsin

Versa Technologies, Inc.                            Delaware

  Milwaukee Cylinder Company, Inc. (Inactive)       Wisconsin

  Versa Medical Technologies, Inc. (Inactive)       Wisconsin

  Mox-Med Inc.                                      Wisconsin

  APW Investments, Inc.                             Nevada

Nielsen Hardware Corporation                        Connecticut

Applied Power International Ltd.                    Nevada

  Applied Power Asia Pte. Ltd.                      Singapore

    Enerpac Asia Pte. Ltd.                          Singapore

    Enerpac Hydraulic Technology (India)
      Pvt. Ltd.                                     India

Bangor Products Corp. (Inactive)                    Illinois

Baraboo Equipment Corporation (Inactive)            Wisconsin

Enerpac Corp. (Inactive)                            Wisconsin

Applied Power Japan Ltd.                            Japan

Applied Power International S.A.                    Switzerland

  Enerpac B.V.                                      Netherlands

  Pertesco Ltd. (Inactive)                          UK

    DYNEX (Inactive)                                UK

Applied Power Italiana S.p.A.                       Italy

Applied Power Export Corp.                          Barbados

Power Packer Espana S.A.                            Spain

Applied Power (Mexico) S. de R.L. de C.V.           Mexico

Actuant European S.a.r.L.                           Luxembourg

  Applied Power Europe S.A.                         France

    Enerpac S.A.                                    France

    Power Packer France S.A.                        France

    Applied Power International S.A.                France

  Applied Power Europa B.V.                         Netherlands

    Ergun Kriko San, A.A.                           Turkey

    Power Packer Europa B.V.                        Netherlands

    Apitech Europa B.V.                             Netherlands

    Power Packer do Brazil Limitada                 Brazil

    Enerpac Limited                                 UK

Applied Power Australia Limited                     Australia

Actuant International Corporation                   Cayman Islands

Applied Power Korea Ltd.                            South Korea

Applied Power Hytec Sdn. Bhd.                       Malaysia

Shanghai Blackhawk Machinery Co. Ltd.               China

Applied Power China Ltd.                            Free Trade Zone

Applied Power Canada Ltd.                           Canada (Ontario)

  Enerpac Canada Ltd.                               Canada (New Brunswick)

  Enerpac Canada L.P.                               Canadian Limited Partnership

  AP International Corp.                            Barbados

Applied Power do Brasil Equipamentos Ltda.          Brazil

Applied Power Holding GmbH                          Germany

  Applied Power Distribution GmbH                   Germany

  Applied Power GmbH                                Germany

    Barry Controls GmbH (Inactive)                  Germany

    Applied Power Moscow                            C.I.S.